                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                      BY-LAWS OF ENERGY WEST, INCORPORATED

                              AS OF FEBRUARY, 2004

                                    ARTICLE I
                                     OFFICES

     Section  1.1.  Principal  Office.  The  principal  office of  ENERGY  WEST,
INCORPORATED, a Montana corporation, shall be in the City of Great Falls, County of Cascade, State of Montana.

     Section 1.2. Other Offices.  The Company may also have an office or offices at such other places  either within or without the State of Montana as the board of Directors  (hereinafter  called the "Board") may from time to time determine, or the business of the Company may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

     Section 2.1. Place of Meetings.  All meetings of stockholders shall be held at a place designated by the Board of Directors.

     Section 2.2 Annual Meetings of the Stockholders.  The Company shall conduct an annual meeting of  stockholders in the month of November of each year or such other  time as by  resolution  of the Board of  Directors  (and  compliant  with existing law) may be determined.  The day of the month for such meeting shall be determined by the Board of Directors. At each annual meeting, directors shall be elected in accordance  with the provisions of the Articles of  Incorporation  of the Company  (hereinafter called "Articles of Incorporation") and these By Laws.
Each annual meeting shall be a general meeting,  open for the transaction of any business  within  the  powers of the  Company,  without  special  notice of such business, except in any case where special notice may be required by the laws of the State of Montana or the  Articles of  Incorporation  or these By Laws.  Each holder of shares  entitled to vote at the meeting  shall be entitled to one vote for each share held and may vote and otherwise act in person or by proxy.

     Section  2.3.  Special  Meetings  of  Stockholders.   Special  meetings  of
stockholders  for any purpose of purposes may be called at any time by the Board and shall be called by the Board upon the request in writing of a stockholder or stockholders  holding of record at least 10% of the number of outstanding shares of stock entitled to vote at such meeting,  provided that any such request shall state the purpose or purposes of the proposed meeting.

     Section 2.4. Notice of Meetings. Except as otherwise provided by law, or by the Articles of Incorporation  or by the By-Laws,  written notice of each annual and special

meeting of  stockholders  shall be given by at the direction of the President or the Secretary,  or, in case of a special  meeting,  by the officer or the person calling the meeting as provided in these By-Laws,  either personally or by mail, not more  than 60 days and not less than 10 days  before  the  meeting,  to each stockholder  of record  entitled to vote there at. Every such notice shall state the place,  day and hour of the meeting,  and, in the case of a special meeting, shall state briefly the purpose or purposes thereof.

     Section 2.5. Quorum and  Adjournments.  For the purpose of any action to be taken by stockholders at any meeting,  the presence in person or by proxy of the holders of a majority of the number of shares entitled to vote shall  constitute a quorum for the transaction of business except as otherwise  expressly provided by law.  If for any  reason  there is not  present  a quorum at any  meeting  as hereinbefore  provided,  the stockholders  present or represented at the meeting may adjourn, and such adjournment and the reasons there for shall be recorded in the journal of the proceedings of the meetings of stockholders. If for any cause an  election  does  not  take  place on the day  appointed  consistent  with the procedure in these  By-laws,  it may be held on any day  thereafter  as shall be designated by a majority vote of the stockholders present or represented at such meeting,  or to which such election may be adjourned or ordered by the Board. At any such adjourned  meeting,  at which a quorum shall be present or represented, any business may be transacted  which might have been  transacted at the meeting as originally  notified.  The absence from any meeting of the number required by law or by the  Articles of  Incorporation  or these  By-laws for action upon any given matter  shall not prevent  action at such meeting upon any other matter or matters  which may  properly  come before the meeting if the number  required in respect of such other matters shall be present.  Any regularly called meeting of stockholders may adjourn from day to day, from time to time.

     Section  2.6.  Organization.  Except as  otherwise  provided by law, at any meeting of stockholders, the President, or, in the absence of the President, the
Vice President, or, in the absence of both the President and the Vice President, a chairman,  chosen by the vote of a majority  in  interest of the  stockholders present  thereat  in  person  or by proxy and  entitled  to vote  shall act as a chairman;  and the Secretary,  or in his absence, an Assistant Secretary,  or in the absence of the Secretary and all  Assistant  Secretaries,  a person whom the
Chairman of the meeting shall appoint shall act as Secretary of the meeting.

     Section 2.7. Voting by Stockholders. Except as otherwise expressly provided by law or the Articles of Incorporation,  each stockholder  present in person or by proxy at any meeting  shall have one vote with respect to each share of stock registered in his name on the books of the Company:

     (a) on the date fixed pursuant to Section 8.5 hereof as the record date for the  determination  of  stockholders  entitled  to notice of and to vote at such meeting, or in the event that no such record date shall have been fixed, then on the date  determined in accordance with Section 8.5 hereof;  provided,  however, that, in all elections for Directors,  every stockholder shall have the right to vote in person or by proxy the number of shares standing in his name, upon which he is  entitled  to vote,  for as many  persons  as

there are  directors to be elected,  or to cumulate  said  shares,  and give one candidate as many votes as the number of directors to be elected  multiplied  by the  number  of his  shares  of stock , or to  distribute  the votes on the same principle  among any number of the  candidates.  The  candidates  receiving  the highest number of votes shall be deemed elected.

     (b) Any  stockholder  entitled  to vote at any  meeting  may vote either in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder,  or his  attorney  or agent  thereunto  authorized  in writing  and delivered to the Secretary of the meeting.

     (c) Except as  otherwise  expressly  provided by law or by the  Articles of
Incorporation,  all matters to be decided by stockholders at any meeting,  shall be decided,  if a quorum be present,  by a plurality  of the votes passed at the meeting of the stockholders  present in person, or by proxy and entitled to vote thereon.

     (d) The vote for election of directors shall be by ballot.  Unless directed by the  Chairman  of the  meeting or  demanded  by a majority in interest of the stockholders  present in person or by proxy at any meeting and  entitled to vote thereon, the vote on any other matter, other than the election of directors need not be by ballot.  Upon vote by ballot,  each proxy if there be such proxy,  and shall  state  the  number of shares  voted by him.  In the event  that a vote by ballot is so taken,  the chairman of the meeting  may,  and, if requested by any stockholder  present  in  person or by proxy  entitled  to vote  thereon,  shall appoint two persons to serve as  inspectors  of election for the purpose of such vote. Such inspectors of election shall examine the ballots cast upon the taking of such vote and shall report to the chairman the result thereof.

     Section 2.8.  Advance  Notification  of Business to be Transacted at Annual
Meetings.  No business may be transacted at an annual  meeting of  stockholders, other than  business  that is either (a)  specified in the notice of meeting (or any  supplement  thereto) given by or at the direction of the board of directors
(or any duly  authorized  committee  thereof),  (b) otherwise  properly  brought before the annual  meeting by or at the  direction of the board of directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any stockholder of the Company (i) who is a stockholder of record on the date of the giving of the notice by such  stockholder  as provided for in this  Section  2.8  and on the  record  date  for  the  determination  of stockholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section.

     In  addition  to any other  applicable  requirements,  for  business  to be properly  brought before an annual meeting by a  stockholder,  such  stockholder must have given timely notice thereof in proper written form to the secretary of the Company.

     To be timely, a stockholder's  notice to the secretary must be delivered to or mailed and  received  at the  principal  executive  offices of the Company no earlier than the date that is 120 calendar  days prior to the date of the annual meeting at which such business is proposed to be brought,  and not later than 60 calendar  days prior to the date of

such annual meeting; provided that in the event that there has not been a public disclosure of the date of the annual  meeting at least 70 calendar days prior to the date of such meeting,  then a stockholder's notice to the secretary pursuant to this  Section  2.8 shall be timely if given no later  than 10  calendar  days following the first date upon which public disclosure of the date of such annual meeting shall have been made.

     To be in proper written form, a stockholder's  notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual  meeting  and the  reasons  for  conducting  such  business at the annual meeting,  (ii) the name and record address of such stockholder,  (iii) the class or series and number of shares of capital  stock of the Company  which are owned beneficially  or of  record  by  such  stockholder,  (iv) a  description  of all arrangements or understandings  between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such  stockholder  and any  material  interest  of such  stockholder  in such business,  and (v) a representation  that such stockholder  intends to appear in person or by proxy at the  annual  meeting  to bring  such  business  before the meeting.

     No  business  shall be  conducted  at the annual  meeting of  stockholders, except  business  brought  before the  annual  meeting  in  accordance  with the procedures set forth in this Section 2.8; provided,  however, that once business has been properly  brought  before the annual  meeting in  accordance  with such procedures,  nothing in this Section 2.8 shall be deemed to preclude  discussion by any  stockholder of any such  business.  If the chairman of an annual meeting determines  that business was not properly  brought before the annual meeting in accordance  with the  foregoing  procedures,  the chairman  shall declare to the meeting that the business was not properly  brought  before the meeting and such business shall not be transacted.

     For purposes of these by-laws, "public disclosure" shall mean disclosure by the  Company in a press  release  reported by the Dow Jones,  Associated  Press,
Reuters,  PR Newswire or  comparable  national  news  service,  or in a document publicly  filed by the  Company  with the  Securities  and  Exchange  Commission pursuant to Sections 13, 14 or 15(d) of the Securities  Exchange Act of 1934, as
amended.

     Section 2.9.  Nomination of Directors.  Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders  (a)
by or at the  direction  of the  board  of  directors  (or any  duly  authorized committee  thereof)  or (b) by any  stockholder  of  the  Company  (i)  who is a stockholder  of record on the date of the giving of the notice  provided  for in this  Section  and on the  record  date for the  determination  of  stockholders entitled to vote at such annual  meeting and (ii) who  complies  with the notice procedures set forth in this Section.  Persons nominated by a stockholder of the
Company  shall only be eligible for election as directors of the Company if such persons are nominated in accordance with the following procedures.

     In addition to any other  applicable  requirements,  for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Company.

     To be timely,  a  stockholder's  notice to the  secretary  pursuant to this
Section  2.9 must be  delivered  to or  mailed  and  received  at the  principal executive  offices of the Company no later than the last date upon which  notice may timely be delivered  pursuant to Section 2.8 to the secretary of the Company by a stockholder seeking to bring business before the annual meeting.

     To be in proper written form, a stockholder's  notice to the secretary must set forth (a) as to each person whom the  stockholder  proposes to nominate  for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal  occupation or employment of the person, (iii)
the class or series and number of shares of capital  stock of the Company  which are owned beneficially or of record by the person and (iv) any other information relating  to the  person  that  would be  required  to be  disclosed  in a proxy statement or other filings required to be made in connection with  solicitations of proxies for  election of directors  pursuant to Section 14 of the  Securities
Exchange  Act of 1934,  as amended,  and the rules and  regulations  promulgated thereunder (the "Exchange Act"); and (b) as to the stockholder giving the notice
(i) the name and record  address of such  stockholder,  (ii) the class or series and  number  of  shares  of  capital  stock  of  the  Company  which  are  owned beneficially  or of  record  by such  stockholder,  (iii) a  description  of all arrangements  or  understandings  between  such  stockholder  and each  proposed nominee and any other  person or persons  (including  their  names)  pursuant to
which  the  nomination(s)   are  to  be  made  by  such   stockholder,   (iv)  a
representation  that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information  relating to such stockholder that would be required to be disclosed in a proxy  statement or other filings  required to be made in  connection  with solicitations of proxies for election of directors pursuant to Section 14 of the
Exchange  Act.  Such notice  must be  accompanied  by a written  consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

     No person  nominated by a stockholder  of the Company shall be eligible for election as a director of the Company  unless  nominated in accordance  with the procedures  set forth in this Section 2.9. If the chairman of the annual meeting determines  that a  nomination  was not made in  accordance  with the  foregoing procedures,  the chairman  shall declare to the meeting that the  nomination was defective and such defective nomination shall be disregarded.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 3.1. General Powers. The corporate powers, business and property of the Company  shall be exercised,  conducted and  controlled by the Board as from time to time constituted.

     Section  3.2  Number,  Qualification  and Term of  Office.  The  number  of directors  which  shall  constitute  the  whole  Board  shall be  determined  by resolution of the Board of Directors  except that the number of directors  shall not be less than five or more than nine.  Each  director  shall own at least ten shares of capital  stock of the  Company.

The term of office  shall be one year  unless  the terms of the  members  of the
Board of Directors are staggered as permitted under Section 35-1-422, M.C.A..

     Section  3.3.  Place of  Meetings.  The Board may hold its  meetings at the principal  place of  business  of the Company in the State of Montana or at such other place or places either within or without the State of Montana as the Board may from time to time determine or shall be specified or fixed in the respective notices or waivers of notice thereof. In case the meetings of the Board shall be held outside the State of Montana,  either the original  minutes of each meeting containing  a record of all  proceedings  thereat and signed by the chairman and the secretary of such meeting or full and complete  copies or duplicates of such minutes certified by such chairman and secretary, under the seal of the Company, shall be sent to and kept at the principal  office of the Company in Montana and shall be a part of the records in Montana.

     Section 3.4.  Annual  Meetings.  A meeting of the Board for the purposes of
election  of  officers  and   transaction  of  other  business  shall  be  held,
immediately  following  each  annual  meeting of  stockholders  for  election of
Directors and at the place of the holding of such election.

     Section 3.5. Regular  Meetings.  Regular meetings of the Board may be held, with or  without  notice,  at such  time and  place as may from  time to time be specified in a resolution adopted by the Board.

     Section 3.6. Special Meetings:  Notice. Special meetings of the Board shall be held whenever  called by the Chairman of the Board or by not less than two of the  Directors,  or not less than  one-third  of the  number of  Directors  then constituting the Board,  whichever is greater.  Notice of such meetings shall be given to each Director at least 48 hours before the time fixed for such meeting, and such notice may be given in person or by mail, facsimile or telephone. Every such notice  shall state the time and place of the  meeting,  but need not state the purpose  thereof  except as  otherwise  required by law or, the  Articles of
Incorporation or these By-Laws.

     Section  3.7.  Quorum:  Manner of Acting.  At each meeting of the Board the presence of a majority of the full number of  Directors  shall be  necessary  to constitute  a quorum  and  sufficient  to form a Board  for the  transaction  of business. Any act and every decision of a majority of the Directors present at a meeting at which a quorum  shall be present and forming  such Board shall be the act of the Board,  except as may be  otherwise  specifically  provided by law or these  By-Laws.  Any meeting of the Board may be adjourned by a majority vote of the  Directors  present  at such  meeting.  In the  absence  of a quorum at such meeting,  a majority of the Directors  present  thereat may adjourn such meeting from  time to time  until a  quorum  shall be  present  thereat.  Notice  of any adjourned  meeting need not be given.  The Directors  shall act only as a Board, and the individual Directors shall have no power as such.

     Section 3.8. Organization.  At all meetings of the Board, a Director chosen by the Board,  shall act as Chairman.  The  Secretary,  or, in his absence,  the
Assistant

Secretary of the Company,  or, in the absence of the Secretary and all Assistant
Secretaries,  a person  appointed  by the  chairman of the meeting  shall act as
Secretary of the meeting.

     Section 3.9. Compensation. Directors shall be entitled to receive such fees and  expenses,  if any, for  attendance  at meetings of the Board of  Directors, and/or fixed  salaries for services as  Directors,  as may be fixed from time to time by resolution of the Board.  Directors  may also receive  compensation  for services rendered to the Company as officers, members of the Executive Committee or other committee, or in any other capacity.

     Section 3.10. Vacancies. If the office of any director or directors becomes vacant  by  reason  of  death,  resignation,  retirement,  disqualification,  or otherwise,  such vacancy or vacancies shall except as otherwise provided by law, be filled by an appointee of the  remaining  Directors,  such  appointee to hold office for the unexpired term of his predecessors office.

                                   ARTICLE IV
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 4.1. Designation:  Term: Vacancies. The Board, by resolution passed by a majority of the whole Board, may designate two or more Directors, as it may from time to time  determine,  to constitute,  together with the Chairman of the
Board as an ex-officio member, an Executive Committee,  and may designate one or more other  Directors  to serve as  alternates  for the members  thereof in such order and manner as may be fixed by the Executive Committee,  and the Secretary, or in  his  absence  an  Assistant  Secretary,  shall  be the  Secretary  of the
Executive  Committee.  Any vacancy  which may occur in the  Executive  Committee shall be filled by the Board at any regular or special meeting thereof.

     Section 4.2. Powers.  To the extent provided in the resolution of the Board establishing  the Executive  Committee,  and to the extent permitted by law, the
Executive  Committee  shall have all of the powers vested in the Board by law or by these By-Laws in the management of the property,  business and affairs of the
Company, and such specific powers as may from time to time be conferred upon the
Executive  Committee by resolution of the Board, and may exercise such powers in such manner as the Executive  Committee shall deem for the best interests of the
Company in all cases in which specific  directions  shall not have been given by the Board;  provided,  however, that the Executive Committee shall have no power to make any change in the By-Laws.  All action taken by the Executive  Committee shall be subject to revision or alteration by the Board; provided, however, that such revision or alteration  shall not affect any action taken by any officer or employee of the Company,  or by any third party,  or any rights of third parties that have vested,  in reliance  upon any action or  direction  of the  Executive
Committee.

     Section 4.3. Procedure:  Meetings: voting: records. The Executive Committee may prescribe, for the conduct of its business, such rules and regulations,  not inconsistent

with these By-Laws,  or with such resolutions or the guidance and control of the
Executive Committee as may from time to time be passed by the Board, as it shall deem necessary or desirable,  including,  without  limitation,  rules fixing the time and  place of  meetings  and the  notice  to be given  thereof,  if any.  A majority of the Executive  Committee shall constitute a quorum.  The affirmative vote of a  majority  of the  whole  Executive  Committee,  as from  time to time constituted, shall be necessary for the adoption of any resolution or the taking of any other action. The Executive  Committee shall keep a record of all actions taken by it.

     Section  4.4.  Other  Committees.  The  Board  may  from  time  to  time by resolution  create  such other  committee  or  committees  (in  addition  to the
Executive  Committee)  of  Directors,   officers,   employees  or  other  person
designated by it with such authority,  function,  and duties and compensation as
the  Board  shall  by  resolution  prescribe.   Each  such  committee  shall  be
established by a majority of the whole Board,  and shall  function  according to the  resolution  creating such  committee.  A majority of all the members of any such  committee  may  determine  the  action  and fix the time and  place of its meetings,  unless the Board shall otherwise provide.  The Board shall have power to change the members of any such committee at any time, to fill vacancies,  and to discharge any such committee, either with or without cause, at any time.

                                    ARTICLE V
                                    OFFICERS

     Section 5.1. Designation.  The principal officers of the Company shall be a
President,  one or more Vice  Presidents  (one of whom maybe  designated  as the
Senior or Executive Vice President), a Secretary, a Controller,  and a Treasurer
and such other Officers as they deem proper.  Two or more offices may be held by the same person, except the offices of President and Secretary.

     Section  5.2.  Election:  Qualifications.  The  principal  officers  of the
Company shall be elected  annually by the Board at its first  meeting  following the annual meeting of stockholders.  The person receiving the greatest number of votes cast for any  principal  office at a meeting of the Board for the election of officers, a quorum being present, shall be deemed elected to such office.

     Section 5.3. Term of Office: Removal. Unless sooner removed, each principal officer of the Company  shall hold office  until his  successor  shall have been elected and qualified,  but any principal  officer may be removed from office at any time at the pleasure of the Board.

     Section 5.4.  Appointive  Officers  and Agents.  The Board may appoint such officers,  other  than  principal  officers,  including  one or  more  Assistant
Secretaries,  and Assistant  Treasurers,  and such agents and employees,  as the
Board may deem  necessary  or  advisable,  each of whom shall hold office or his position, as the case may be, for such period, as determined in these By-Laws or as the Board  may from time to time  determine.  The Board may  delegate  to any principal  officer  or to any  committee  the  power to

appoint,  remove, fill vacancies,  define the tenure of office or position,  and prescribe  the  duties and  responsibilities  of any such  appointive  officers, agents or employees.

     Section 5.5.  Salaries.  The compensation of the principal  officers of the
Company shall be fixed from time to time by the Board of Directors.

     Section  5.6.  Bonds.  The Board,  at its  discretion  may require  certain officers  and agents of the Company to give bond to the Company in such form and amount and with such surety and upon such conditions as the Board may determine.
The Company may pay any reasonable premium cost of such bonds.

     Section  5.7.  Powers and Duties of the  Officers of the  Corporation.  The
powers and duties of the Officers of the Corporation shall be as follows:

     (a) The  President  shall be the Chief  Executive  Officer of the  Company;
shall  subject  to  the  control  and  direction  of  the  Board,  have  general supervision,  control and management of the affairs and business of the Company, and,  general charge and  supervision of Vice  Presidents and other employees of the  Company  and shall see that all  orders  and  resolutions  of the Board are carried into effect; shall sign or delegate to one or more Vice Presidents,  the power to sign and execute in the name of the company all deeds mortgages, bonds, contracts  or other  instruments  as may be required in the  ordinary  course of business;  and in general  shall  exercise  all powers  and  perform  the duties incident to the office of President and such other powers and duties as may from time to time be assigned to him by the Board or be prescribed by these By-Laws.

     (b) At the request of the President, or during his absence or disability, a
Vice  President  shall  exercise  the  powers  and  perform  the  duties  of the
President. Each Vice President shall exercise such other powers and perform such other  duties as may from time to time be assigned to him by the Board or by the
President or prescribed by these  By-Laws.  In case there shall be more than one
Vice President, the foregoing shall apply to all the Vice Presidents.

     (c) The  Secretary  shall attend all meetings of the Board and all meetings of  stockholders  and shall be and act as the secretary of such meetings;  shall keep a journal of such meetings in the manner  provided in these By-Laws;  shall give,  or cause to be  given,  all  notices  provided  for in these  By-Laws  or required by the Articles of  Incorporation  or by law; shall be custodian of the records,  and be assured that all material documents that create material rights or obligations on behalf of the Company are duly  authorized in accordance  with these By-Laws;  shall have charge of the Stock and Transfer Book of the Company, and shall  keep or cause to be kept said book in the  manner  provided  in these
By-Laws;  shall have  charge of all  books,  records  and papers of the  Company relating to its  organization as a corporation,  and shall see that all reports, statements,  and other  documents  required by law or these  Bylaws are properly kept or filed by the  Treasurer  or some  other  officer;  shall  sign  with the
President  any or all  certificates  of shares of stock of the  company;  and in general shall exercise all powers and perform all duties  incident to the office of  Secretary  and such  other  powers  and

duties as may from time to time be assigned to him by the Board or the President or be prescribed by these By-Laws.

     (d) The Assistant  Secretaries  shall assist at all time in the performance of the duties of the Secretary,  subject to his control and  direction,  and, in the absence of the Secretary,  the Assistant  Secretary  designated there for by the President,  or in the absence of such designation,  and Assistant Secretary, shall exercise the powers and perform the duties of the Secretary. The Assistant
Secretaries  shall  exercise  such other powers and perform such other duties as may from time to time be  assigned to them by the Board or the  President  to be prescribed by these By-Laws.

     (e) Subject to order of the Board or the  President,  or as provided for in these  By-Laws,  the Treasurer  shall have the custody of the corporate fund and securities; shall keep, or cause to be kept, full and accurate books and records of account of the Company;  shall deposit all moneys and other valuable  effects in the name and to the credit of the  Company,  in such  depositories  as may be designated  by the  Board;  shall  disburse  the funds of the  Company as may be ordered by the Board,  taking  proper  vouchers  for such  disbursements;  shall render to the President and  Directors at the regular  meeting of the Board,  or whenever  they may require it, an account of all his  transactions  as Treasurer and of the Financial condition of the Company; and in general shall exercise all powers and perform all duties incident of the office of Treasurer and such other powers and duties as may from time to time be assigned  to him by the Board,  or the President or be prescribed by these By-Laws.

     (f) The Assistant  Treasurers  shall assist at all times in the performance of the duties of the Treasurer, subject to his control and direction, and in the absence of the Treasurer,  the Assistant  Treasurer  designated  therefor by the
President,  or, in the absence of such  designation,  any  Assistant  Treasurer, shall exercise the powers and perform the duties of the Treasurer. The Assistant
Treasurers shall exercise such other powers and perform such other duties as may from  time to time be  assigned  to them by the  Board  or the  President  or be prescribed by these By-Laws.

     (g) At the request of the  President  or any Vice  President,  an Assistant
Vice  President  shall  exercise  the powers and  perform the duties of the Vice
President.  Each Assistant  Vice President  shall exercise such other powers and perform  such other  duties as may from time to time be  assigned  to him by the
Board or by the President or prescribed by these By-Laws.

                                   ARTICLE VI
                                 INDEMNIFICATION

     The Company shall  indemnify each present or future Director and Officer of the Company in the manner provided and to the greatest extent  permitted by law.
The foregoing right of  indemnification  shall not exclude or restrict any other rights or actions which any Director or Officer may have, and shall be available whether or not the Director or Officer continues to hold such office at the time of incurring such expense or

discharging such liability. In any action against any Director of Officer of the
Company to which this indemnification  applies,  such funds as reasonably may be required to defend such action shall be advanced by the  Company.  Any repeal or modification  of this  Article  VI  shall  not  adversely  affect  any  right or protection  of any  Director or Officer of the  Company  existing at the time of such repeal or modification.

                                   ARTICLE VII
                  CHECKS, CONTRACTS, LOANS, BANK ACCOUNT, ETC.

     Section 7.1. Check,  Drafts,  etc. All checks,  drafts, bill of exchange or other orders for the payment of money, obligations, notes, or other evidences of indebtedness,  bills of lading, warehouse receipts and insurance certificates of the company  shall be signed or endorsed by any officer if such  signatures  are being  provided  in the  ordinary  course  of  business  and  not  for  material obligations  being  undertaken  by the Company;  or by such  officers,  agent or agents,  employee  or  employees  of the  Company  as shall from time to time be designated by the Board when such obligation  represents a material  obligation;
or as otherwise indicated in these By-Laws.

     Section 7.2. Contracts.  Unless authorized so to do by these By-Laws or the
Board,  no officer,  agent or employee shall have any power or authority to bind the Company by any contract or  engagement  or to pledge its credit or to render it liable  pecuniarily for any purpose or to any amount. The board may authorize one or more  officers,  agents or  employees  of the  Company  to enter into any contract or execute and deliver any contract or other instrument in the name and on behalf of the Company,  and such  authority  may be general or be confined to specific instances.

     Section 7.3.  Loans. No loans shall be contracted on behalf of the Company, and no negotiable  paper shall be issued in its name,  unless  authorized by the
Board.  When so  authorized,  the officer or officers  thereunto  authorized may effect  loans and  advances  at any time of the  Company  from any  bank,  trust
Company  or  other  institution  or  from  any  person,  firm,   association  or
corporation,  and or such  loans and  advances  may make,  execute  and  deliver promissory  notes or other  evidences of  indebtedness  of the Company and, when authorized  as  aforesaid,  as  security  for the  payment of any and all loans, advances,  indebtedness  and liabilities of the company,  may mortgage,  pledge, hypothecate or transfer any real or personal  property at the time or thereafter held  or to be held  by the  Company  and to that  end  execute  instruments  of mortgage or pledge or otherwise  transfer such  property.  Such authority may be general or be confined to specific instances.  No loan of money shall be made by the Company to any stockholder thereof.

     Section 7.4.  Deposits:  Bank  Accounts.  All funds of the Company shall be deposited  from time to time to the  credit of the  company  in such  general or special bank account or as the Board may from time to time designate,  or as may be  designated by any officer or officers of the Company to whom the power to do so may be  delegated  by the

Board.  The Board may make such  special  rules  and  regulations  with  respect thereto,  not inconsistent with the provisions of these By-Laws,  as it may deem expedient.

     Section 7.5.  Proxies.  The Board,  by  resolution  from time to time,  and either generally or in specific instances,  may appoint an attorney or attorneys or agent or agents of the  Company,  in its name and behalf,  to cast the votes, which the Company may be entitled to cast as a  stockholder  or otherwise in any other  corporation  any of whose  stock or other  securities  may be held by the
Company,  at meetings of the  holders of the stock or other  securities  of such other  corporation,  or to  consent  in  writing  to any  action  by such  other corporation.  Unless otherwise ordered by the Board, the President, or any other person  designated  by him for the  purpose,  shall  have  the  full  power  and authority  in behalf  of the  company  to  attend  and to act and to vote at any meetings of holders of stock or other securities of any corporation in which the
Company may hold stock or  securities,  and, at any such meeting,  shall possess and may exercise any and all the rights and powers  incident to the ownership of such stock or securities.

                                  ARTICLE VIII
                            SHARES AND THEIR TRANSFER

     Section 8.1.  Certificates for Shares.  Certificates for shares of stock of the Company  shall be in such form as shall be approved by the Board.  Each such certificate  shall be signed by the  President and the Secretary of the Company.
In case any officer or officers  who shall have signed any such  certificate  or certificates  shall cease to be such officer or officers before such certificate or  certificates  shall have been issued by the  Company,  such  certificate  or certificates  may none the less be  adopted  by the  Company  and be issued  and delivered  as though  the  person or person  who  signed  such  certificates  or certificates had not ceased to be such officer or officers.

     Section  8.2.  Transfer  of  Shares.  Transfer  of  shares  of stock of the
Company,  whether part paid or full paid, shall be made only on the books of the
Company,  on payment of all taxes thereon and such shares (except as hereinafter provided  in the  case of  loss,  destruction  or  mutilation  of  certificates)
properly  endorsed by the holder  thereof,  or accompanied by proper evidence of succession,  assignment or authority to transfer, and delivered to the Secretary of the Company or a transfer agent, if any, of the company.  In addition to such other  evidence of  succession,  assignment  or  authority to transfer as may be required by the  Company,  President,  or  Directors of Company may require when shares are owned by person  residing  out of the of Montana and before  entering any transfer of the shares on the books of the Company or issuing a  certificate therefore to the transferee,  from attorney or agent of the non-resident  owner, or from person  claiming  under the transfer,  an affidavit or other  evidences, that the non-resident  owner was alive at the date of the transfer,  and if such affidavit or other satisfactory evidence is not furnished,  may require from the
attorney,   agent  or  claimant,  a  bond  of  indemnity,   with  two  sureties,
satisfactory to the office of the Company or, if not so  satisfactory,  then one approved  by the judge of the  District  Court of county in which the  principal office of the Company is situated,  conditioned  to protect the Company  against any liability to the legal  representatives of the owners of the shares, in case of his or her death before the transfer;

and if such  affidavit or other  evidence or bond be not furnished when required as herein provided, neither the Company nor any officer thereof, shall be liable for refusing to enter the transfer on the book of the Company.

     A person in whose name shares of stock  stand on books of Company  shall be deemed the owner  thereof as regards  the  Company,  and,  upon any  transfer of shares,  the person or persons  into  whose name or names such  shares  shall be transferred  on books of the  Company  shall be  substituted  for the  person or person out of whose name or names such shares shall have been  transferred  with respect to all rights,  privileges  and  obligations  of holders of stock of the
Company  and as against the  Company or any other  person or persons.  Except to extent  permitted and provided for by law, no transfer of shares of stock of the
Company shall be valid against the Company,  its  stockholders or its creditors, for any purpose until they shall have been entered on the records of the company as hereinbefore in this section  provided,  or until a new certificate is issued to the person to whom it has been transferred.  The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact  thereof and,  accordingly,  shall not be found to recognize any equitable or other claim to or interest in such share on the part of any other person,  whether or not it shall have express or other notice thereof,  except as expressly provided by law and these By-Laws.

     Section 8.3. Lost, Destroyed and Mutilated Certificates.  The holder of any stock  of the  company  shall  immediately  notify  the  company  of  any  loss, destruction or mutilation of the certificate  for any such stock,  and the Board may,  in  its  discretion,  cause  to be  issued  to  him a new  certificate  or certificates of stock upon the surrender of the mutilate certificate or, in case or loss or destruction, upon satisfactory proof of such loss or destruction; and
the board may, in its  discretion,  require  the owner of the lost or  destroyed certificate  or his legal  representative  to give such surety or sureties as it may direct,  to indemnify the Company against any claim that may be made against it with respect to the certificate or certificates  alleged to have been lost or destroyed.

     Section 8.4. Transfer Agent and Registrar:  Regulations. The company shall, if and whenever  the Board shall so  determine,  maintain  one or more  transfer officers  or  agencies,  each in charge of a transfer  agent  designated  by the
Board,  where  the  share  of  the  stock  of  the  Company  shall  be  directly transferable, and/or one or more registry offices, each in charge or a registrar designated by the Board where such shares of stock shall be  registered,  and no certificate  for share of stock of the  Company,  in respect of which a transfer agent  and/or a  registrar  shall have been  designated,  shall be valid  unless countersigned  by such transfer agent and/or  registered by such registrar.  The
Board  may also  make  such  additional  rules  and  regulations  as it may deem expedient  concerning the issue,  transfer and  registration of certificates for shares of the stock of the Company.

     Section 8.5.  Closing of Transfer  Books:  Record Date. The Board may close the stock transfer books of the Company for a period not exceeding  seventy (70)
days preceding the date of any meeting of  stockholders  or election to vote, or the date for the payment of any dividend,  allotment of rights, or the date when any change or  conversion  or exchange of capital  stock shall go into effect or the date of any other corporate action

or  proceeding;  provided,  however,  that in lieu of closing the stock transfer books as aforesaid,  the Board may fix in advance a date not  exceeding  seventy
(70) days preceding the date of any meeting of  stockholders,  election or vote, or the date of the payment of any  dividend,  or the date for the  allotment  of rights,  or the date when any change or  conversion or exchange of capital stock shall go into effect,  or the date for any other corporate action or proceeding, as a record date for the determination of the stockholders entitled to notice of and to vote at any  such  dividend,  or any  such  allotment  of  rights,  or to exercise the rights in respect of any such change or  conversion  or exchange of capital stock,  or entitled to participate in or benefit by such other corporate action or  proceeding,  and,  in such  case,  such  stockholders,  and only such stockholders,  as shall be  stockholders of record on the date so fixed shall be entitled  to  notice of and to vote at such  meeting,  election  or vote,  or to receive payment of such dividend,  or to receive such allotment of rights, or to exercise  such  rights of change  or  conversion  or  exchange  of stock,  or to participate  in or  benefit  by  such  other  corporate  action  or  proceeding, notwithstanding any transfer of any stock on the books of the Company, after any such record date fixed as aforesaid.

                                   ARTICLE IX
                                    DIVIDENDS

     Subject to the  provisions  of law and the  provisions  of the  Articles of
Incorporation,  the Board may,  at any  regular or  special  meeting,  declare a dividend out of any funds legally  available for such purpose on the outstanding shares of the Company,  which dividends may be paid in cash, in property,  or in shares of the Company.

                                    ARTICLE X
                                BOOKS AND RECORDS

     Section  10.1.  Book of By-Laws.  A copy of these  By-Laws,  certified by a majority of the Directors and the Secretary of the Company, shall be typewritten in a book kept in the  principal  office of the Company to be known as the "Book of By-Laws".  Said book shall be open to the inspection of the public during the office hours of the Company each day except holidays.  Whenever any amendment to these By-Laws or new by-laws is adopted,  it shall be typewritten in the book of
By-Laws,  with the original By-Laws,  and immediately after them. If any By-Laws be  repealed,  the fact of  repeal,  with the date of the  meeting  at which the repeal was enacted, or written consent was filed, shall be stated in said book.

     Section 10.2.  Journal of Meetings of Board of Directors and  Stockholders.
The  Company  shall also keep a journal  of all  meeting  of its  directors  and stockholders,  with the time and place of holding the same,  whether  regular or special,  and if special,  its object,  how  authorized,  and the notice thereof given.  Such record must embrace every act done or ordered to be done;  who were present, and, in the record of directors' meetings,  who absent. If requested by any Director or stockholder,  the time must be noted when he entered the meeting or obtained  leave of absence there from. On a similar

request,  the "ayes" and "nays" must be taken on any action or proposed  action, and a record thereof made. On a similar request,  the protest of any Director or stockholder to any action or proposed action,  must be entered in full, and such records  must be  opened  to the  inspection  of any  Director,  stockholder  or creditor of the Company.  In lieu of  embracing in the records of  stockholders'
meetings who were present, a list showing the names of those present at any such meeting,  certified by the chairman and secretary thereof, may be filed and kept in the office of the Secretary of the Company.

     Section 10.3.  Stock and Transfer Book. The Company shall also keep a book, to be know as the  "stock and  transfer  book" in which must be kept a record of all stock; the names of the stockholders  alphabetically arranged;  installments paid or unpaid;  assessments  levied,  and paid and unpaid, a statement of every alienation,  sale or  transfer of stock made,  the date  thereof,  and by and to whom. The Stock and Transfer  creditor,  provided that the Board, may, from time to time,  prescribe  the  conditions  and  regulations  pursuant  to which  such inspections will be permitted.

     Section 10.4.  Other Books and Records.  The company shall keep a record of all  business  transactions  and shall keep such other  books and records as the
Board or the officers may from time to time determine.

     Section 10.5.  Place of Keeping.  The books and records of the Company,  or duplicates duly certified thereof,  shall be kept at the principal office of the
Company.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

     Section  11.1.  Fiscal Year.  The Fiscal Year of the Company shall begin on
July 1 and end on June 30 in each year.

     Section 11.2. Notices.  Any notice required by these By-Laws, or otherwise, to be given by mail  shall be deemed to have  been  given by mail to any  person entitled  thereto at the time it shall have been  deposited  in a Post Office or mail  box  or  mail  chute  maintained  of the  purpose  by  the  United  States
Government,  provided that it shall at the time of such deposit be enclosed in a postage prepaid  envelope or wrapped  addressed to such person at his address as it appears on the books and records of the Company, or, if no address appears on such books and records,  then at such address as shall be otherwise known to the
Secretary,  or, if no such  address  appears  on such  books and  records  or is otherwise know to the Secretary, then in care of the agent of the Company at its principal  office in the State of Montana.  Whenever,  by any  provisions of the
Articles of Incorporation or these By-Laws, or otherwise, any notice is required to be given any specified  number of days before any meeting or other event, the day on which such notice was given shall be counted, but the day of such meeting or other  event  shall not be counted in  determining  whether or not notice has been given in proper time in a particular case.

     Section 11.3. Waiver of Notice.  Except as may be expressly provided by law or by the Articles of Incorporation, whenever any notice whatever is required to be given under the  provisions  of the laws of the State of Montana or under the provisions of the Articles of Incorporation  or these By-Laws,  a waiver thereof in writing,  signed by the person or persons  entitled to such  notice,  whether before or after the time stated  therein,  shall be deemed  equivalent  thereto.
Except as maybe  otherwise  specifically  provided  by law,  any waiver by mail, telegraph, cable or wireless, bearing the name of the person entitled to notice, shall be deemed a waiver in writing,  duly signed. The presence of any person at any meeting,  either in person or by proxy,  shall be deemed the equivalent of a waiver in writing,  duly signed.  Attendance of a Director at any meeting of the
Board  shall  constituted  a waiver  of notice of such  meeting  except  where a
Director  attends for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

     Section 11.4.  Informal  action by Stockholder.  When all the  stockholders entitled under the Articles of  Incorporation  and the law and  constitution  of
Montana to vote at any  meeting are present at any  meeting,  however  called or notified,  and sign a written consent  thereto on a record of such meeting,  the act and  proceedings of such meeting are as valid as if has at a meeting legally called and noticed.

     Section  11.5.  Resignations.  Except as  otherwise  provided  by law,  any officer or  Director  may resign at any time upon giving  written  notice to the
President  or the  Secretary.  Such  resignation  shall take  effect at the time specified in the notice and, unless otherwise specified therein,  the acceptance of such resignation shall not be necessary to make it effective.

     Section  11.6.  Amendment  of By-Laws.  These  By-Laws may be repealed  and amended and new By-Law may be adopted by the  affirmative  vote of a majority of the Board at any annual, regular or special meeting of the Board.